Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)

Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	17	1,334	153,465		31,443	48,851	48,954	23,677	540
Seniors Housing Triple-net	19	291	19,850		—	2,190	10,205	7,148	307
Outpatient Medical	20	446	26,491,264	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	34	376	46,429		—	30	1,127	—	45,272
Total	20	2,447

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	3Q24 NOI	3Q25 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	763	$350,200	$421,242	20.3%	1,194	$2,226,036	67.6%
Seniors Housing Triple-net	246	69,777	71,925	3.1%	285	339,992	10.3%
Outpatient Medical	108	26,019	27,072	4.0%	116	128,660	3.9%
Long-Term/Post-Acute Care	222	81,418	83,613	2.7%	370	600,144	18.2%
Total	1,339	$527,414	$603,852	14.5%	1,965	$3,294,832	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	88.4%	n/a	n/a	96.8%	0.8%	0.3%	2.1%
Seniors Housing Triple-net	84.7%	1.21	1.41	87.9%	2.1%	0.1%	9.9%
Outpatient Medical	94.2%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care	85.8%	2.02	2.41	24.3%	45.0%	30.7%	—%
Total		1.61	1.91	91.7%	3.8%	2.3%	2.2%
Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 18 and 19 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 18 for reconciliation.
(5) Data as of September 30, 2025 for Seniors Housing Operating and Outpatient Medical and June 30, 2025 for the remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Cogir Management Corporation	181	$344,980	$—	$—	$—	$344,980	10.5%
Sunrise Senior Living	85	228,436	—	—	—	228,436	6.9%
Avery Healthcare	94	100,804	77,824	—	—	178,628	5.4%
Oakmont Management Group	69	170,512	—	—	—	170,512	5.2%
StoryPoint Senior Living	101	158,068	—	—	—	158,068	4.8%
Integra Healthcare Properties	115	—	—	—	154,928	154,928	4.7%
Avir Health Group	86	—	—	—	149,380	149,380	4.5%
Care UK	75	138,748	—	—	—	138,748	4.2%
Legend Senior Living	58	99,104	—	—	1,268	100,372	3.0%
Sagora Senior Living	73	93,388	236	—	—	93,624	2.8%
Remaining	1,028	891,996	261,932	128,660	294,568	1,577,156	48.0%
Total	1,965	$2,226,036	$339,992	$128,660	$600,144	$3,294,832	100.0%

By Country:
United States	1,618	$1,701,624	$224,900	$128,660	$593,464	$2,648,648	80.4%
United Kingdom	211	262,992	111,844	—	—	374,836	11.4%
Canada	136	261,420	3,248	—	6,680	271,348	8.2%
Total	1,965	$2,226,036	$339,992	$128,660	$600,144	$3,294,832	100.0%

By MSA:
Los Angeles	55	$109,756	$21,328	$14,388	$1,368	$146,840	4.5%
New York / New Jersey	70	97,404	18,728	12,064	17,504	145,700	4.4%
Greater London	64	115,952	20,208	—	—	136,160	4.1%
Houston	53	22,960	236	72,680	19,892	115,768	3.5%
Dallas	74	85,104	992	392	22,916	109,404	3.3%
Washington D.C.	37	56,664	6,564	—	26,772	90,000	2.7%
Montréal	25	84,396	—	—	—	84,396	2.6%
Chicago	42	54,188	7,232	—	7,084	68,504	2.1%
San Francisco	23	54,800	11,164	—	2,492	68,456	2.1%
Philadelphia	43	29,848	5,240	328	32,924	68,340	2.1%
Boston	20	46,216	5,544	172	—	51,932	1.6%
Seattle	28	41,172	1,268	268	1,964	44,672	1.4%
Raleigh	11	10,932	31,228	—	—	42,160	1.3%
Tampa	33	7,724	2,592	924	29,536	40,776	1.2%
Charlotte	23	17,324	10,316	10,408	—	38,048	1.2%
Pittsburgh	21	23,396	5,572	2,452	5,784	37,204	1.1%
San Antonio	18	21,604	972	492	12,828	35,896	1.1%
Toronto	15	35,256	—	—	—	35,256	1.1%
Cleveland	24	26,296	2,612	—	3,912	32,820	1.0%
Birmingham UK	16	19,968	11,896	—	—	31,864	1.0%
Remaining	1,270	1,265,076	176,300	14,092	415,168	1,870,636	56.6%
Total	1,965	$2,226,036	$339,992	$128,660	$600,144	$3,294,832	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)

Seniors Housing Operating

Total Portfolio Performance(1)	3Q24	4Q24	1Q25	2Q25	3Q25
Properties	1,029	1,085	1,113	1,171	1,199
Units	114,213	118,818	124,742	129,758	131,792
Total occupancy	83.8%	84.8%	85.1%	85.6%	86.9%
Total revenues	$1,556,957	$1,808,025	$1,901,227	$2,007,567	$2,109,690
Operating expenses	1,167,375	1,366,423	1,410,579	1,464,457	1,530,131
NOI	$389,582	$441,602	$490,648	$543,110	$579,559
NOI margin	25.0%	24.4%	25.8%	27.1%	27.5%
Recurring cap-ex	$66,515	$75,822	$68,359	$63,937	$78,803
Other cap-ex	$129,242	$188,301	$135,045	$118,646	$131,668

Same Store Performance(2)	3Q24	4Q24	1Q25	2Q25	3Q25
Properties	763	763	763	763	763
Units	87,555	87,569	87,556	87,550	87,549
Occupancy	84.9%	86.3%	86.9%	87.8%	88.9%
Same store revenues	$1,284,544	$1,310,200	$1,350,245	$1,376,291	$1,409,613
Compensation	548,874	559,278	562,456	567,858	579,116
Utilities	59,393	56,312	63,972	53,981	62,437
Food	52,522	55,619	52,978	54,755	55,795
Repairs and maintenance	34,366	34,823	34,775	35,579	37,930
Property taxes	43,877	41,446	45,440	45,769	46,143
All other	195,312	204,169	200,829	206,228	206,950
Same store operating expenses	934,344	951,647	960,450	964,170	988,371
Same store NOI	$350,200	$358,553	$389,795	$412,121	$421,242
Same store NOI margin %	27.3%	27.4%	28.9%	29.9%	29.9%
Year over year NOI growth rate					20.3%
Year over year revenue growth rate					9.7%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Top Markets	3Q25 NOI	% of Total
Cogir Management Corporation	181	27,255	95.3%	Southern California	$41,371	7.1%
Sunrise Senior Living	85	7,751	91.6%	Northern California	37,263	6.4%
Oakmont Management Group	69	6,911	100.0%	Greater London	36,950	6.4%
StoryPoint Senior Living	101	10,635	97.2%	New York / New Jersey	24,187	4.2%
Care UK	75	5,214	100.0%	Dallas	21,223	3.7%
Avery Healthcare	44	3,351	95.0%	Montreal	21,224	3.7%
Legend Senior Living	57	4,914	90.6%	Washington D.C.	16,497	2.8%
Sagora Senior Living	73	8,431	100.0%	Chicago	13,784	2.4%
Belmont Village	21	2,803	95.0%	Boston	11,427	2.0%
Discovery Senior Living	75	6,268	60.6%	Seattle	10,406	1.8%
Axis Residential	29	4,639	100.0%	Top markets	35,617	6.2%
Quality Senior Living	35	4,066	91.2%	All other	543,942	93.8%
Monarch	33	3,258	99.9%	Total	$579,559	100.0%
New Perspective Senior Living	25	2,652	95.1%
Remaining	291	33,404
Total	1,194	131,552
Notes:
(1) Properties, units, occupancy and cap-ex exclude land parcels, properties under development/redevelopment, leased properties and nonoperational properties.
(2) See pages 18 and 19 for reconciliation.
(3) Represents partner concentration based on annualized In-Place NOI for the quarter ended September 30, 2025. Property count and pro rata units represent the In-Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<.85x	0.3%	0.1%	0.4%	9	3	0.3%	0.1%	0.4%	9	3
.85x-.95x	—%	—%	—%	—	—	—%	2.6%	2.6%	16	1
.95x-1.05x	—%	—%	—%	—	—	0.4%	—%	0.4%	5	1
1.05x-1.15x	—%	—%	—%	—	—	1.2%	0.4%	1.6%	10	5
1.15x-1.25x	0.4%	—%	0.4%	5	1	5.0%	—%	5.0%	8	3
1.25x-1.35x	0.8%	2.6%	3.4%	15	2	0.2%	0.7%	0.9%	2	2
>1.35	7.4%	5.8%	13.2%	10	22	1.8%	4.7%	6.5%	13	13
Total	8.9%	8.5%	17.4%	11	28	8.9%	8.5%	17.4%	11	28

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2025	$6,012	$1,045	$—	$6,806	$13,863	1.0%
2026	3,233	3,693	9,258	97,451	113,635	8.4%
2027	—	3,108	1,287	51,236	55,631	4.1%
2028	—	6,143	6,669	114,897	127,709	9.5%
2029	1,115	7,231	—	4,285	12,631	0.9%
2030	12,463	7,387	30,060	184	50,094	3.7%
2031	6,752	5,870	4,630	216	17,468	1.3%
2032	96,993	5,461	54,172	351	156,977	11.6%
2033	63,514	1,791	1,070	—	66,375	4.9%
2034	420	5,636	—	328	6,384	0.5%
Thereafter	142,023	87,907	496,047	1,132	727,109	54.1%
	$332,525	$135,272	$603,193	$276,886	$1,347,876	100.0%

Weighted Avg Maturity Years	10	11	15	2	11

Notes:
(1) Represents trailing twelve month coverage metrics as of June 30, 2025 for stable portfolio only. Agreements included represent 61% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 18 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments classified as held for sale, as well as Seniors Housing Triple-net and Long-Term / Post-Acute Care leases accounted for on a cash basis where substantially all contractual rental income during the most recent period was not collected. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Interest income represents the annualized contractual rate of interest for loans, net of collectability reserves, if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	3Q24	4Q24	1Q25	2Q25	3Q25
Properties	426	429	433	434	437
Square feet	21,320,290	21,430,682	21,775,061	21,914,499	22,073,485
Occupancy	94.4%	94.3%	94.5%	94.4%	94.2%
Total revenues	$208,750	$205,361	$214,693	$215,718	$219,238
Operating expenses	64,795	61,392	66,804	65,197	65,851
NOI	$143,955	$143,969	$147,889	$150,521	$153,387
NOI margin	69.0%	70.1%	68.9%	69.8%	70.0%
Revenues per square foot	$39.16	$38.33	$39.44	$39.37	$39.73
NOI per square foot	$27.01	$26.87	$27.17	$27.47	$27.80
Recurring cap-ex	$14,382	$11,029	$6,191	$13,221	$19,324
Other cap-ex	$10,649	$16,756	$9,742	$9,297	$14,051

Same Store Performance(2)	3Q24	4Q24	1Q25	2Q25	3Q25
Properties	108	108	108	108	108
Occupancy	97.0%	97.1%	97.1%	97.3%	97.5%
Same store revenues	$32,748	$33,157	$33,144	$33,477	$32,358
Same store operating expenses	6,729	7,254	6,503	6,815	5,286
Same store NOI	$26,019	$25,903	$26,641	$26,662	$27,072
NOI margin	79.5%	78.1%	80.4%	79.6%	83.7%
Year over year NOI growth rate					4.0%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$73,011	54.0%	Health system affiliated properties as % of NOI(3)	89.6%
UnitedHealth	15,356	11.4%	Health system affiliated tenants as % of rental income(3)	80.4%
Atrium Health	10,456	7.7%	Investment grade tenants as % of rental income(3)	80.1%
Norman Regional Health	1,304	1.0%	Retention (trailing twelve months)(3)	86.2%
Community Health Systems	1,170	0.9%	Average remaining lease term (years)(3)	11.2
Remaining portfolio	33,975	25.0%	Average building size (square feet)(3)	70,506
Total	$135,272	100.0%	Average age (years)	20

Expirations(3)	2025	2026	2027	2028	2029	Thereafter
Occupied square feet	37,134	106,497	89,606	170,320	220,428	3,613,217
% of occupied square feet	0.9%	2.5%	2.1%	4.0%	5.2%	85.3%

Notes:
(1) Properties, square feet, occupancy and cap-ex exclude land parcels, properties under development/redevelopment and nonoperational properties. Per square foot amounts are annualized.
(2) Includes 108 same store properties representing 3,661,140 square feet. See pages 18 and 19 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Retention includes month-to-month tenants retained.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2021	2022	2023	2024	1Q25	2Q25	3Q25	21-25 Total
Count	35	27	52	54	26	16	18	228
Total	$4,101,534	$2,785,739	$4,222,706	$5,287,140	$2,612,747	$978,896	$1,351,102	$21,339,864
Low	5,000	6,485	2,950	970	13,358	4,825	13,200	970
Median	45,157	66,074	65,134	39,863	54,794	50,994	38,440	47,479
High	1,576,642	389,149	644,443	936,814	990,908	296,300	397,335	1,576,642

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Repayments	Yield
July	$973,930	8.1%	$14,599	1.2%	$46,996	11.7%
August	233,976	6.5%	161,959	0.5%	64,075	9.4%
September	554,205	7.8%	84,000	(1.9)%	32,797	12.6%
Total	$1,762,111	7.8%	$260,558	(0.2)%	$143,868	10.9%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Includes advances for non-real estate loans. Excludes land acquisitions and advances for development loans.
(3) Includes expansion conversions and excludes in substance real estate investments.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Third Quarter 2025
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	17	1,973	units	$260,699	$443,495
Seniors Housing Triple-net	—	—	units	—	25,000
Long-Term/Post-Acute Care	45	5,039	beds	175,155	882,607
Loan funding					411,009
Total acquisitions and loan funding(2)	62				1,762,111	7.8%

Development Funding(3)
Development projects:
Seniors Housing Operating	24	3,774	units		74,801
Outpatient Medical	2	155,370	sf		19,476
Total development projects	26				94,277
Redevelopment and expansion projects:
Seniors Housing Operating	1	28	units		1,884

Total development funding	27				96,161	7.5%

Total gross investments					1,858,272	7.8%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	2	96	units	117,064	11,238
Seniors Housing Triple-net	1	115	units	39,130	4,500
Long-Term/Post-Acute Care	2	168	beds	70,000	11,760
Other property dispositions					2,450
Loan repayments					113,920
Total dispositions and loan repayments(5)	5				143,868	10.9%

Net investments (dispositions)					$1,714,404

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP, for all consolidated and unconsolidated property acquisitions. Pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of leaseholds and additional ownership interest in properties, which are both excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics. Other property dispositions include the sale of land parcels and nonoperational properties.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2025
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	95	13,077	units	$300,242	$2,518,989
Seniors Housing Triple-net	17	1,141	units	265,078	327,454
Outpatient Medical	1	46,835	sf	484	22,691
Long-Term/Post-Acute Care	94	10,552	beds	180,451	2,073,611
Loan funding					524,031
Total acquisitions and loan funding(2)	207				5,466,776	7.3%

Development Funding(3)
Development projects:
Seniors Housing Operating	31	5,600	units		258,356
Outpatient Medical	7	439,205	sf		85,278
Total development projects	38				343,634
Redevelopment and expansion projects:
Seniors Housing Operating	2	427	units		6,164
Outpatient Medical	—	—	sf		1,305
Total redevelopment and expansion projects	2				7,469

Total development funding	40				351,103	7.4%

Total gross investments					5,817,879	7.3%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	18	3,576	units	102,104	203,900
Seniors Housing Triple-net	5	807	units	222,429	179,500
Outpatient Medical	1	55,586	sf	397	22,063
Long-Term/Post-Acute Care	4	561	beds	31,979	17,940
Other property dispositions					15,400
Loan repayments					329,465
Total dispositions and loan repayments(5)	28				768,268	8.8%

Net investments (dispositions)					$5,049,611

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP, for all consolidated and unconsolidated property acquisitions. Pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of leaseholds and additional ownership interest in properties, which are both excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics. Other property dispositions include the sale of land parcels and nonoperational properties.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility MSA	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Future Funding	Estimated Conversion(2)

Seniors Housing Operating
Columbus, OH	409	409	—	—	—	$89,957	$—	4Q25
Chattanooga, TN	243	243	—	—	—	60,861	5,609	1Q25 - 4Q25
Kansas City, MO	134	134	—	—	—	24,214	—	4Q25
Southampton, UK	80	—	—	80	—	22,722	4,123	4Q25
Houston, TX	80	80	—	—	—	22,358	681	2Q25 - 4Q25
Brighton and Hove, UK	70	—	—	45	25	11,023	1,857	4Q25
Killeen, TX	256	256	—	—	—	68,243	3,507	4Q23 - 1Q26
Naples, FL	188	188	—	—	—	53,612	—	4Q25 - 1Q26
Dallas, TX	142	142	—	—	—	45,480	7,687	4Q24 - 1Q26
Saffron Walden, UK	70	—	—	70	—	23,914	6,489	1Q26
Tring, UK	72	—	—	72	—	23,610	9,451	2Q26
Birmingham, UK	77	—	—	18	59	18,375	3,247	2Q26
Dallas, TX	230	230	—	—	—	84,674	57,902	3Q25 - 3Q26
Dallas, TX	201	201	—	—	—	59,944	25,644	2Q25 - 3Q26
Stafford, UK	76	—	—	76	—	24,700	14,377	3Q26
San Jose, CA	158	—	—	158	—	61,929	27,931	Post 2026
Auburn Opelika, AL	225	225	—	—	—	59,303	43,750	Post 2026
Tallahassee, FL	206	206	—	—	—	48,064	33,822	Post 2026
Atlanta, GA	192	192	—	—	—	47,069	34,271	Post 2026
Copthorne, UK	78	—	—	78	—	25,753	17,474	Post 2026
Total	3,187	2,506	—	597	84	$875,805	$297,822

(1) Includes development projects (construction in progress, development loans and in substance real estate) but excludes expansion projects. Commitment amount represents current cash amount funded plus unfunded commitments to complete development, but excludes capitalized interest.
(2) Estimated conversion ranges relate to projects to be delivered in phases.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(3)	2025 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	20	3,187	7.7%	$79,871	$217,951	$297,822	$875,805

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(3)	Stable Yields(3)		Amount	Year 1 Yields(3)	Stable Yields(3)
1Q25 actual	$302,507	3.5%	6.6%	2025 actual	$1,022,982	1.5%	7.0%
2Q25 actual	459,917	1.2%	6.9%	2025 estimate	231,135	(0.4)%	7.7%
3Q25 actual	260,558	(0.2)%	7.6%	2026 estimate	402,552	0.0%	7.9%
4Q25 estimate	231,135	(0.4)%	7.7%	Thereafter estimate	242,118	1.0%	7.4%
Total	$1,254,117	1.2%	7.1%	Total	$1,898,787	0.9%	7.3%

Unstabilized Properties
	6/30/2025 Properties	Stabilizations	Construction Conversions(1)	Acquisitions/ Dispositions	9/30/2025 Properties	Beds / Units
Seniors Housing Operating	61	(5)	6	2	64	9,552
Seniors Housing Triple-net	10	—	—	(2)	8	604
Total	71	(5)	6	—	72	10,156

Occupancy	6/30/2025 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	9/30/2025 Properties
0% - 50%	29	—	5	—	(3)	31
50% - 70%	17	—	1	—	(7)	11
70% +	25	(5)	—	—	10	30
Total	71	(5)	6	—	—	72

Occupancy	9/30/2025 Properties	Months In Operation	Revenues	% of Total Revenues(2)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	31	10	$151,578	1.4%	$1,198,084	2.1%
50% - 70%	11	27	204,415	1.9%	686,474	1.2%
70% +	30	40	421,397	3.9%	1,581,530	2.8%
Total	72	25	$777,390	7.2%	$3,466,088	6.1%

(1) Includes development projects (construction in progress, development loans and in substance real estate) and excludes expansion projects. Actual conversions exclude $206,183,000 of in substance real estate investment projects placed in service. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 12.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$2,226,036	131,552	units
Seniors Housing Triple-net	339,992	19,483	units
Outpatient Medical	128,660	4,377,989	square feet
Long-Term/Post-Acute Care	600,144	45,632	beds
Total In-Place NOI(2)	3,294,832
Incremental stabilized NOI(3)	150,673
Total stabilized NOI	$3,445,505

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	14,436,465
Secured debt(4)	3,321,341
Financing lease liabilities	112,091
Total debt	17,869,897
Add (Subtract):
Other liabilities (assets), net(5)	497,854
Cash and cash equivalents and restricted cash	(6,976,593)
Net obligations	$11,391,158

Other Assets
Land parcels(6)	$303,983	Effective Interest Rate(9)
Real estate loans receivable(7)	2,929,551	10.6%
Non-real estate loans receivable(8)	560,474	9.3%
Joint venture real estate loans receivables(10)	258,468	5.5%
Property dispositions(11)	7,211,771
Development properties:(12)
Current balance	580,250
Unfunded commitments	304,679
Committed balances	$884,929
Projected yield	7.7%
Projected NOI	$68,140

Common shares outstanding(13)	686,356
Notes:
(1) Includes $12,574,000 attributable to our proportional share of income (loss) from unconsolidated management company investments.
(2) See page 18 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $871,392,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such straight-line rent receivable, unearned revenues, intangible assets and above/below market lease intangibles.
(6) Includes land parcels and predevelopment projects.
(7) Represents $2,952,905,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, net of $23,354,000 of credit allowances.
(8) Represents $569,102,000 of non-real estate loans, net of $8,628,000 of credit allowances.
(9) Average cash-pay interest rates are 7.5%, 0.8% and 5.5% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(10) Represents our partners' share of Welltower loans made to select joint ventures secured by the joint venture owned properties.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) See pages 9-10. Includes expansion projects. Includes partial conversions to date.
(13) Includes OP Units and DownREIT Units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	3Q24	4Q24	1Q25	2Q25	3Q25
Revenues:
Seniors Housing Operating
Resident fees and services	$1,554,263	$1,805,306	$1,897,810	$2,003,039	$2,100,724
Other income	2,694	2,719	3,417	4,528	8,966
Total revenues	1,556,957	1,808,025	1,901,227	2,007,567	2,109,690

Seniors Housing Triple-net
Rental income	115,763	58,918	103,399	104,360	99,423
Interest income	—	8,167	2,111	—	—
Other income	773	38	32	346	91
Total revenues	116,536	67,123	105,542	104,706	99,514

Outpatient Medical
Rental income	206,709	203,247	212,554	213,552	217,188
Other income	2,041	2,114	2,139	2,166	2,050
Total revenues	208,750	205,361	214,693	215,718	219,238

Long-Term/Post-Acute Care
Rental income	105,234	122,471	145,439	165,214	184,261
Other income	201	21	199	14	194
Total revenues	105,435	122,492	145,638	165,228	184,455

Corporate
Interest income	72,742	66,261	63,572	65,256	70,477
Other income	43,653	32,195	34,179	30,512	52,439
Total revenues	116,395	98,456	97,751	95,768	122,916

Total
Resident fees and services	1,554,263	1,805,306	1,897,810	2,003,039	2,100,724
Rental income	427,706	384,636	461,392	483,126	500,872
Interest income	72,742	74,428	65,683	65,256	70,477
Other income	49,362	37,087	39,966	37,566	63,740
Total revenues	2,104,073	2,301,457	2,464,851	2,588,987	2,735,813

Property operating expenses:
Seniors Housing Operating	1,167,375	1,366,423	1,410,579	1,464,457	1,530,131
Seniors Housing Triple-net	6,103	5,834	5,190	4,817	4,496
Outpatient Medical	64,795	61,392	66,804	65,197	65,851
Long-Term/Post-Acute Care	3,436	4,063	3,495	3,705	3,609
Corporate	4,691	6,385	4,054	4,740	6,025
Total property operating expenses	1,246,400	1,444,097	1,490,122	1,542,916	1,610,112

Net operating income:
Seniors Housing Operating	389,582	441,602	490,648	543,110	579,559
Seniors Housing Triple-net	110,433	61,289	100,352	99,889	95,018
Outpatient Medical	143,955	143,969	147,889	150,521	153,387
Long-Term/Post-Acute Care	101,999	118,429	142,143	161,523	180,846
Corporate	111,704	92,071	93,697	91,028	116,891
Net operating income	$857,673	$857,360	$974,729	$1,046,071	$1,125,701

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 17. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	September 30, 2025		September 30, 2025
Net income (loss)	$967,823		$282,186
Interest expense	602,640		162,052
Income tax expense (benefit)	(2,017)		2,335
Depreciation and amortization	1,971,123		509,812
EBITDA	3,539,569		956,385
Loss (income) from unconsolidated entities	12,310		12,610
Stock-based compensation	61,467		15,396
Loss (gain) on extinguishment of debt, net	6,156		—
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(78,847)		(4,025)
Impairment of assets	99,006		3,081
Provision for loan losses, net	(2,277)		1,088
Loss (gain) on derivatives and financial instruments, net	18,961		31,682
Other expenses	109,762		44,699
Casualty losses, net of recoveries	13,178		1,914
Other impairment(2)	42,582		—
Total adjustments	282,298		106,445
Adjusted EBITDA	$3,821,867		$1,062,830

Interest Coverage Ratios
Interest expense	$602,640		$162,052
Capitalized interest	40,483		6,150
Non-cash interest expense	(52,226)		(14,227)
Total interest	$590,897		$153,975
EBITDA	$3,539,569		$956,385
Interest coverage ratio	5.99	x	6.21	x
Adjusted EBITDA	$3,821,867		$1,062,830
Adjusted Interest coverage ratio	6.47	x	6.90	x

Fixed Charge Coverage Ratios
Total interest	$590,897		$153,975
Secured debt principal amortization	62,627		16,707
Total fixed charges	$653,524		$170,682
EBITDA	$3,539,569		$956,385
Fixed charge coverage ratio	5.42	x	5.60	x
Adjusted EBITDA	$3,821,867		$1,062,830
Adjusted Fixed charge coverage ratio	5.85	x	6.23	x

Net Debt to EBITDA Ratios
Total debt(3)			$16,960,008
Less: cash and cash equivalents and restricted cash			(6,940,573)
Net debt			$10,019,435
EBITDA Annualized			$3,825,540
Net debt to EBITDA ratio			2.62	x
Adjusted EBITDA Annualized			$4,251,320
Net debt to Adjusted EBITDA ratio			2.36	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Represents the write-off of straight-line rent receivable and unamortized lease incentive balances related to leases placed on cash recognition.
(3) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $107,646,000. Excludes operating lease liabilities of $1,203,954,000 related to ASC 842.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	16,960,008	34.38%
Cash and cash equivalents and restricted cash	(6,940,573)	(14.07)%
Net debt to consolidated book capitalization	$10,019,435	20.31%
Total equity and noncontrolling interests(4)	39,312,382	79.69%
Consolidated book capitalization	$49,331,817	100.00%
Joint venture debt, net(5)	614,039
Total book capitalization	$49,945,856

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	16,960,008	28.54%
Cash and cash equivalents and restricted cash	(6,940,573)	(11.68)%
Net debt to consolidated undepreciated book capitalization	$10,019,435	16.86%
Accumulated depreciation and amortization	10,107,309	17.00%
Total equity and noncontrolling interests(4)	39,312,382	66.14%
Consolidated undepreciated book capitalization	$59,439,126	100.00%
Joint venture debt, net(5)	614,039
Total undepreciated book capitalization	$60,053,165

Enterprise value
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	16,960,008	12.81%
Cash and cash equivalents and restricted cash	(6,940,573)	(5.24)%
Net debt to consolidated enterprise value	$10,019,435	7.57%
Common shares outstanding	684,108
Period end share price	178.14
Common equity market capitalization	$121,866,999	92.02%
Noncontrolling interests(4)	555,564	0.42%
Consolidated enterprise value	$132,441,998	100.00%
Joint venture debt, net(5)	614,039
Total enterprise value	$133,056,037

Secured debt as % of total assets
Secured debt(2)	$2,487,354	3.57%
Gross asset value(6)	$69,612,111

Total debt as % of gross asset value
Total debt(2)(3)	$16,960,008	24.36%
Gross asset value(6)	$69,612,111

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$14,365,008	23.13%
Unencumbered gross assets(7)	$62,112,165

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $107,646,000 and excludes operating lease liabilities of $1,203,954,000 related to ASC 842.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equals gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Scheduled Principal Amortization(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	% of Total	Wtd. Avg. Interest Rate (5)
2025	$—	$—	$26,037	$(307)	$34,033	$59,763	0.34%	5.03%
2026	—	700,000	256,400	(2,441)	32,121	986,080	5.55%	4.01%
2027	—	1,894,845	366,517	(2,340)	141,242	2,400,264	13.52%	4.07%
2028	—	2,534,420	190,724	(329)	32,258	2,757,073	15.53%	3.84%
2029	—	2,162,321	420,424	(78,216)	23,048	2,527,577	14.23%	3.46%
2030	—	1,750,000	178,007	(327)	1,888	1,929,568	10.87%	3.86%
2031	—	1,350,000	59,188	(343)	372,036	1,780,881	10.03%	3.66%
2032	—	1,050,000	70,849	(355)	84,374	1,204,868	6.79%	3.56%
2033	—	—	419,259	(36,866)	650	383,043	2.16%	4.82%
2034	—	672,200	204,310	(8,066)	680	869,124	4.89%	4.41%
Thereafter	—	2,400,000	438,266	(699)	21,998	2,859,565	16.09%	5.02%
Totals	$—	$14,513,786	$2,629,981	$(130,289)	$744,328	$17,757,806	100.00%

Weighted Avg. Interest Rate(5)	—%	3.96%	4.09%	4.79%	5.44%	4.03%

Weighted Avg. Maturity Years	—	5.6	7.0	5.2	4.6	5.7

% Floating Rate Debt(5)	—%	12.52%	9.06%	59.35%	4.58%	11.33%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	Investment Hedges(6)
United States	$—	$12,707,321	$1,783,314	$(114,615)	$703,929	$15,079,949	$—
United Kingdom	—	1,411,620	—	—	—	1,411,620	2,420,871
Canada	—	394,845	846,667	(15,674)	40,399	1,266,237	4,151,400
Totals	$—	$14,513,786	$2,629,981	$(130,289)	$744,328	$17,757,806	$6,572,271

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of September 30, 2025. The unsecured revolving credit facility is comprised of a $2,000,000,000 tranche that matures on July 24, 2029 and a $3,000,000,000 tranche that matures on July 24, 2028. The $3,000,000,000 tranche may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) Senior Unsecured Notes include the following:
•2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $179,475,000 USD at September 30, 2025). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.78% for USD and adjusted CORRA + 0.78% for CAD. Both term loans may be extended for two successive terms of six months at our option.
•2027 also includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $215,370,000 USD at September 30, 2025) that matures on January 15, 2027.
•2028 includes $1,035,000,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
•2028 also includes £550,000,000 of 4.80% senior unsecured notes (approximately $739,420,000 USD at September 30, 2025). The notes mature on November 20, 2028.
•2029 includes $1,035,000,000 of 3.125% exchangeable senior unsecured notes that mature on July 15, 2029 unless earlier exchanged, purchased or redeemed.
•2034 includes £500,000,000 of 4.50% senior unsecured notes (approximately $672,200,000 USD at September 30, 2025). The notes mature on December 1, 2034.
(4) Excludes operating lease liabilities of $1,203,954,000 and finance lease liabilities of $107,646,000 related to ASC 842.
(5) Based on variable interest rates and foreign currency exchange rates in effect as of September 30, 2025. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.705%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt and CORRA-based floating rate debt to fixed rate debt.
(6) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(174,461,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants. Excludes sustainability investments.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or 8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by healthcare professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. generally structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007, as well as Wellness Housing properties.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to managers, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents cash NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions and dispositions. Properties classified as held for sale and leased properties are excluded from IPNOI. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and leased properties, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our portfolio.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room per month at our Seniors Housing Operating properties. These metrics are calculated as our pro rata share of total resident fees and services revenues or property operating expenses from the income statement, divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population, which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and include any revenue and expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses on disposition of properties and acquisitions of controlling interests, impairment of assets, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and consolidated enterprise value. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Consolidated enterprise value represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management performance. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	3Q24	4Q24	1Q25	2Q25	3Q25
Net income (loss)	$456,800	$123,753	$257,266	$304,618	$282,186
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(272,266)	(8,195)	(51,777)	(14,850)	(4,025)
Loss (income) from unconsolidated entities	4,038	(6,429)	(1,263)	7,392	12,610
Income tax expense (benefit)	(4,706)	114	(5,519)	1,053	2,335
Other expenses	20,239	34,405	14,060	16,598	44,699
Impairment of assets	23,421	23,647	52,402	19,876	3,081
Provision for loan losses, net	4,193	(245)	(2,007)	(1,113)	1,088
Loss (gain) on extinguishment of debt, net	419	—	6,156	—	—
Loss (gain) on derivatives and financial instruments, net	(9,906)	(9,102)	(3,210)	(409)	31,682
General and administrative expenses	77,901	48,707	63,758	64,175	63,124
Depreciation and amortization	403,779	480,406	485,869	495,036	509,812
Interest expense	139,050	154,469	144,962	141,157	162,052
Consolidated net operating income	842,962	841,530	960,697	1,033,533	1,108,644
NOI attributable to unconsolidated investments(1)	32,043	31,158	28,316	26,069	29,337
NOI attributable to noncontrolling interests(2)	(17,332)	(15,328)	(14,284)	(13,531)	(12,280)
Pro rata net operating income (NOI)(3)	$857,673	$857,360	$974,729	$1,046,071	$1,125,701

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$2,109,690	$99,514	$219,238	$184,455	$122,916	$2,735,813
Property operating expenses	(1,530,131)	(4,496)	(65,851)	(3,609)	(6,025)	(1,610,112)
NOI(3)	579,559	95,018	153,387	180,846	116,891	1,125,701
Adjust:
Interest income	—	—	—	—	(70,477)	(70,477)
Other income	(2,032)	(91)	(64)	(194)	(46,454)	(48,835)
Sold / held for sale	917	(204)	(112,984)	(86)	—	(112,357)
Nonoperational(4)	604	—	(63)	(335)	—	206
Non In-Place NOI(5)	(27,360)	(9,642)	(8,111)	(35,071)	40	(80,144)
Timing adjustments(6)	4,821	(83)	—	4,876	—	9,614
Total adjustments	(23,050)	(10,020)	(121,222)	(30,810)	(116,891)	(301,993)
In-Place NOI	556,509	84,998	32,165	150,036	—	823,708
Annualized In-Place NOI	$2,226,036	$339,992	$128,660	$600,144	$—	$3,294,832

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	1,334	291	446	376	2,447
Recent acquisitions and development conversions(7)	(208)	(20)	(8)	(123)	(359)
Under development	(20)	—	—	—	(20)
Under redevelopment(8)	(1)	—	—	(1)	(2)
Current held for sale	(8)	(3)	(322)	(4)	(337)
Land parcels, loans and leased properties	(108)	(4)	(8)	—	(120)
Transitions(9)	(221)	(18)	—	(24)	(263)
Other(10)	(5)	—	—	(2)	(7)
Same store properties	763	246	108	222	1,339
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 12 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI and NOI associated with leased properties.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(7) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	3Q24	4Q24	1Q25	2Q25	3Q25	Y/o/Y
Seniors Housing Operating
NOI	$389,582	$441,602	$490,648	$543,110	$579,559
Non-cash NOI on same store properties	(2,281)	(2,008)	(2,573)	(1,411)	(1,994)
NOI attributable to non-same store properties	(36,623)	(81,971)	(98,898)	(128,663)	(153,386)
Currency and ownership adjustments(1)	(2,643)	(1,058)	572	(4,503)	(5,568)
Other normalizing adjustments(2)	2,165	1,988	46	3,588	2,631
SSNOI	350,200	358,553	389,795	412,121	421,242	20.3%

Seniors Housing Triple-net
NOI	110,433	61,289	100,352	99,889	95,018
Non-cash NOI on same store properties	(5,494)	(5,733)	(5,107)	(4,893)	(3,981)
NOI attributable to non-same store properties	(34,645)	15,627	(23,739)	(22,373)	(17,413)
Currency and ownership adjustments(1)	826	1,131	1,549	273	(1,203)
Normalizing adjustments for joint venture recapitalization(3)	(1,343)	(1,343)	(1,394)	(1,394)	(465)
Other normalizing adjustments(2)	—	—	(31)	(31)	(31)
SSNOI	69,777	70,971	71,630	71,471	71,925	3.1%

Outpatient Medical
NOI	143,955	143,969	147,889	150,521	153,387
Non-cash NOI on same store properties	(5,347)	(2,871)	(2,790)	(2,661)	(2,490)
NOI attributable to non-same store properties	(112,521)	(115,195)	(118,435)	(121,157)	(123,808)
Currency and ownership adjustments(1)	(89)	—	—	—	—
Other normalizing adjustments(2)	21	—	(23)	(41)	(17)
SSNOI	26,019	25,903	26,641	26,662	27,072	4.0%

Long-Term/Post-Acute Care
NOI	101,999	118,429	142,143	161,523	180,846
Non-cash NOI on same store properties	(14,705)	(14,650)	(15,338)	(15,782)	(15,505)
NOI attributable to non-same store properties	(10,054)	(23,725)	(44,614)	(63,576)	(82,315)
Currency and ownership adjustments(1)	3,283	748	7	(52)	(60)
Other normalizing adjustments(2)	895	970	970	970	647
SSNOI	81,418	81,772	83,168	83,083	83,613	2.7%

Corporate
NOI	111,704	92,071	93,697	91,028	116,891
NOI attributable to non-same store properties	(111,704)	(92,071)	(93,697)	(91,028)	(116,891)
SSNOI	—	—	—	—	—

Total
NOI	857,673	857,360	974,729	1,046,071	1,125,701
Non-cash NOI on same store properties	(27,827)	(25,262)	(25,808)	(24,747)	(23,970)
NOI attributable to non-same store properties	(305,547)	(297,335)	(379,383)	(426,797)	(493,813)
Currency and ownership adjustments(1)	1,377	821	2,128	(4,282)	(6,831)
Normalizing adjustments, net	1,738	1,615	(432)	3,092	2,765
SSNOI	$527,414	$537,199	$571,234	$593,337	$603,852	14.5%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.
(2) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(3) Represents normalizing adjustment related to a joint venture recapitalization associated with one Seniors Housing Triple-net lease.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$1,507,666	$388,623	$173,826	$2,070,115
Unconsolidated SHO revenues attributable to Welltower(1)	51,976	6,090	2,369	60,435
SHO revenues attributable to noncontrolling interests(2)	(18,389)	—	(2,471)	(20,860)
Pro rata SHO revenues(3)	1,541,253	394,713	173,724	2,109,690
Non-cash and non-RevPOR revenues	(3,397)	(611)	(491)	(4,499)
Revenues attributable to non in-place properties	(6,446)	(147,179)	—	(153,625)
SHO local revenues	1,531,409	246,923	173,233	1,951,565
Average occupied units/month	86,062	7,896	19,494	113,452
RevPOR/month in USD	$5,883	$10,339	$2,938	$5,687
RevPOR/month in local currency(4)		£8,406	$4,197

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	3Q24	3Q25	3Q24	3Q25	3Q24	3Q25	3Q24	3Q25
SHO SS RevPOR Growth
Consolidated SHO revenues	$1,256,831	$1,507,666	$125,954	$388,623	$131,237	$173,826	$1,514,022	$2,070,115
Unconsolidated SHO revenues attributable to WELL(1)	32,653	51,976	3,862	6,090	27,976	2,369	64,491	60,435
SHO revenues attributable to noncontrolling interests(2)	(19,203)	(18,389)	—	—	(2,353)	(2,471)	(21,556)	(20,860)
SHO pro rata revenues(3)	1,270,281	1,541,253	129,816	394,713	156,860	173,724	1,556,957	2,109,690
Non-cash and non-RevPOR revenues on same store properties	(3,197)	(2,623)	(303)	—	(254)	(222)	(3,754)	(2,845)
Revenues attributable to non-same store properties	(230,414)	(396,418)	(73)	(246,142)	(30,177)	(37,282)	(260,664)	(679,842)
Currency and ownership adjustments(4)	3,151	—	(6,999)	(13,070)	(5,569)	(4,925)	(9,417)	(17,995)
SHO SS RevPOR revenues(5)	$1,039,821	$1,142,212	$122,441	$135,501	$120,860	$131,295	$1,283,122	$1,409,008
Avg. occupied units/month(6)	55,834	58,445	4,147	4,428	14,332	14,984	74,313	77,857
SHO SS RevPOR(7)	$6,157	$6,461	$9,762	$10,117	$2,788	$2,897	$5,709	$5,983
SS RevPOR YOY growth		4.9%		3.6%		3.9%		4.8%

SHO SSNOI Growth
Consolidated SHO NOI	$300,729	$417,973	$32,878	$86,736	$44,528	$66,191	$378,135	$570,900
Unconsolidated SHO NOI attributable to WELL(1)	11,048	18,887	688	1,345	10,970	1,321	22,706	21,553
SHO NOI attributable to noncontrolling interests(2)	(10,120)	(11,661)	—	—	(1,139)	(1,233)	(11,259)	(12,894)
SHO pro rata NOI(3)	301,657	425,199	33,566	88,081	54,359	66,279	389,582	579,559
Non-cash NOI on same store properties	(2,281)	(1,994)	—	—	—	—	(2,281)	(1,994)
NOI attributable to non-same store properties	(27,170)	(93,190)	52	(46,152)	(9,505)	(14,044)	(36,623)	(153,386)
Currency and ownership adjustments(4)	1,135	—	(1,822)	(3,689)	(1,956)	(1,879)	(2,643)	(5,568)
Other normalizing adjustments(8)	2,077	2,590	—	—	88	41	2,165	2,631
SHO pro rata SSNOI(5)	$275,418	$332,605	$31,796	$38,240	$42,986	$50,397	$350,200	$421,242
SHO SSNOI growth		20.8%		20.3%		17.2%		20.3%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(5)		$1,256,543		$138,702		$186,466		$1,581,711
Average units in service(9)		66,088		5,114		16,347		87,549
SSNOI/unit in USD		$19,013		$27,122		$11,407		$18,067
SSNOI/unit in local currency(4)				£22,050		$16,296
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 12 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.
(5) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 19 for more information.
(6) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(7) Represents pro rata SS average revenues generated per occupied room per month.
(8) Represents aggregate normalizing adjustments which are individually less than .50% of SS RevPOR revenues/NOI growth.
(9) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "pro forma," "estimate" or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower's actual results to differ materially from Welltower's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of macroeconomic and geopolitical developments, including economic downturns, elevated inflation and interest rates, political or social conflict, unrest or violence or similar events; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the healthcare industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements, public perception of the healthcare industry and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the healthcare and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, public health emergencies and extreme weather affecting Welltower's properties; Welltower's ability to re-lease space at similar rates as vacancies occur; Welltower's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower's properties; changes in rules or practices governing Welltower's financial reporting; the movement of U.S. and foreign currency exchange rates and changes to U.S. and global monetary, fiscal or trade policies; Welltower's approach to artificial intelligence; Welltower's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower's reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated October 27, 2025 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading "Investors." Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE: WELL), an S&P 500 company, is positioned at the center of the silver economy, focusing on rental housing for aging seniors across the United States, United Kingdom and Canada. Our portfolio of 2,000+ seniors and wellness housing communities are positioned at the intersection of housing and hospitality, creating vibrant communities for mature renters and older adults. We believe our real estate portfolio is unmatched, located in highly attractive micromarkets with stunning built environments. Yet, we are an unusual real estate organization as we view ourselves as an operating company in a real estate wrapper, driven by highly-aligned partnerships and an unconventional culture. Through our disciplined approach to capital allocation powered by our Data Science platform and superior operating results driven by the Welltower Business System - our end-to-end operating platform - we aspire to deliver long-term compounding of per share growth for our existing investors, our North Star. More information is available at www.welltower.com.

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www.welltower.com

4500 Dorr Street
Toledo, Ohio 43615-4040
877.670.0070
419.247.2800